Exhibit 99.1

TMC Provides Third Quarter 2026 Corporate Update

NEW YORK, November 12, 2026 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today provided a corporate update and third quarter financial results for the period ended September 30, 2026.

Q3 2026 Financial Highlights

•	Liquidity of approximately $123 million available from our cash on hand and our credit facilities as of September 30, 2026
•	$19.4 million cash used in operations for the quarter ended September 30, 2026
•	Net loss of $28.4 million and net loss per share of 6 cents for the quarter ended September 30, 2026

TMC USA’s Applications Continue Progressing Through NOAA Review

•	In a November 3, 2026 letter, the National Oceanic and Atmospheric Administration (“NOAA”) stated that it now expects to notify our subsidiary, The Metals Company USA (“TMC USA”), of its final determination as to certification of the TMC USA-A consolidated application by mid-December 2026, rather than the end of October
•	The letter references NOAA’s process, specifically the need for adequate time to review over 1,600 public comments received during the public comment period that closed on October 19. The letter does not identify any issue or deficiency with the application
•	Certification would be a major permitting milestone. It would reflect NOAA’s determination that TMC USA has the financial and technical capacity to carry out its proposed nodule collection operations in the USA-A area, and that its commercial recovery plan meets the statutory requirements
•	Based on NOAA guidance, the Company continues to expect issuance of the permit in advance of the targeted Q4 2027 offshore collection system commissioning; the Company believes the rigor of NOAA’s review supports the permit’s long-term durability and legal defensibility and reinforces the high standards applicable to all applicants

Allseas Partnership: Secure First Production, Unlock Full-Scale Growth

•	TMC and Allseas are advancing a capital-light approach intended to enable the start of commercial operations upon potential permit grant, reduce upfront investment and operating costs through a simplified offshore system designed to meet the first two years’ production targets
•	A planned second production vessel is expected to be key to the Company's transition to full-scale operations, enabling Hidden Gem to undergo its full-capacity conversion in Year 3 while maintaining continuous production
•	The phased approach would enable TMC to scale production and investment progressively, aligned with operational performance and available funding, while preserving the original timeline to reach steady-state production of 12 million wet tonnes per annum

U.S. Government Funding Update

•	The Company is actively engaged in funding processes with specific U.S. agencies named in Executive Order 14285 regarding plans to build nodule processing and refining capacity in the United States
•	While these processes continue confidentially, the Company does not currently intend to pursue other capital market transactions until such time as one or more of these processes are completed

Gerard Barron, Chairman & CEO of TMC, commented: “Our Commercial Recovery Permit application for USA-A is going through a thorough review at NOAA. Recent developments give us confidence that we could have the permit in hand by this time next year. Our focus is on being ready to mobilize for production directly after we receive it.

Together with Allseas, we’re working to significantly reduce the capital required to bring Hidden Gem into production. Rather than targeting maximum production capacity from day one, we’re prioritizing speed to first production and a lower upfront investment, which is good news for TMC shareholders. Even at these lower initial volumes, we expect the operation to be EBITDA-positive in its first years.

Our objective remains to build a greenfield processing and refining facility in Brownsville, but having it up and running in time to receive the first nodules from our offshore operations is a challenge. That’s where we may lean on our five-year partnership with PAMCO and its existing processing facility in Japan. PAMCO will need to make some modifications to its plant to prepare for the arrival of the first nodules. Our team and external engineering consultants have been in Hachinohe this week working through those plans to make sure our schedules align.

In parallel, we continue to work closely with Mariana Minerals and are making good progress on the feasibility, permitting, capital requirements and operating costs of a nodule processing plant in Brownsville, leveraging Mariana’s software-first, AI-driven approach to plant design, construction and operations. Due diligence is progressing at full pace, with two U.S. government agencies considering financial support for our Brownsville plant. Encouragingly, the agencies are working together on the file, and I hope to have more substantive news to share on that soon.”

Operational Highlights

NOAA Holds Virtual Public Hearing and Closes First 60-Day Public Comment Period for the USA-A Consolidated Application

On October 19, 2026, NOAA closed the first public comment period for the consolidated application submitted by TMC USA for an exploration license and commercial recovery permit over the USA-A area under the Deep Seabed Hard Mineral Resources Act (“DSHMRA”) and its implementing regulations. Prior to the closure of the 60-day comment period, NOAA held a virtual public hearing on October 13 to hear from the public as to our application. As part of NOAA’s transparent permitting process, the public will have multiple opportunities to share their views on the substance of the USA-A application.

NOAA Publishes TMC USA’s Consolidated Application for an Exploration License and Commercial Recovery Permit for TMC USA-A in the Federal Register

On August 19, 2026, we announced that NOAA had published in the Federal Register the consolidated application submitted by TMC USA for the USA-A area under DSHMRA and its implementing regulations. Publication of the consolidated application in the Federal Register followed the determination of full compliance by NOAA on April 28, 2026, and provided public notice of TMC USA’s submission. We believe the rigor of NOAA’s review supports the long-term durability and legal defensibility of any licenses or permits issued and reinforces the high standards applicable to all applicants. NOAA’s review will continue under DSHMRA and its implementing regulations and is now expected to proceed through remaining steps, including:

-	Certifying the application
-	Conducting the required environmental review and providing a draft Environmental Impact Statement (“EIS”) for public comment
-	Making a final determination on whether to issue the exploration license and commercial recovery permit and associated Terms, Conditions, and Restrictions (“TCRs”)

NOAA Publishes Notice of Intent in the Federal Register to Prepare an Environmental Impact Statement for TMC USA’s USA-B Exploration License Application

On August 17, 2026, we announced that NOAA had published in the Federal Register a Notice of Intent (“NOI”) to prepare an EIS for the exploration license application submitted by the Company’s subsidiary, TMC USA, under DSHMRA and its implementing regulations. The USA-B application area in the Clarion Clipperton Zone of the Pacific Ocean covers approximately 122,000 km2 of seafloor and hosts an estimated 1.02 billion tonnes of polymetallic nodules based on TMC’s Technical Report Summary for the Initial Assessment published in August 2025. The publication of the NOI followed the earlier certification of TMC USA’s application for an exploration license over the USA-B area and represented another key step in a steady, transparent cadence of expected regulatory milestones:

-	NOAA will publish for public comment a draft EIS and draft Terms, Conditions and Restrictions (“TCRs”) for TMC USA’s proposed exploration activities on the USA-B area
-	Following the public comment period, NOAA will consider comments and finalize the EIS
-	NOAA will then make a final determination on the issuance of the license and its associated TCRs

TMC Announces Appointment of Liam Mallon, Former President of ExxonMobil Upstream, to its Board of Directors

On September 29, 2026, we announced that Liam Mallon, former President of ExxonMobil Upstream Company, had joined our Board of Directors. Mr. Mallon brings over 40 years of global energy and offshore operating experience, including leadership of ExxonMobil’s worldwide upstream business, where he oversaw $20–30 billion in annual capital deployment and major U.S. shale and offshore deepwater growth initiatives such as ExxonMobil’s landmark Guyana development and $60 billion Pioneer Natural Resources acquisition.

TMC USA Enters into MSA with Mariana Minerals

On July 21, 2026, TMC USA entered into a Master Services Agreement with Mariana Minerals for a phased program to advance a proposed polymetallic nodule processing and refining industry park at the Port of Brownsville, Texas, beginning with mobilization, concept development and technical design work to establish plant feasibility and design basis, as well as a trade-off and opportunity assessment program for Phase 1, Stage 1 of the proposed onshore nodule processing facility.

TMC and Eco Minerals Enter Exclusive Offshore Survey and Exploration Services Agreement

On July 22, 2026, TMC and Eco Minerals entered into a Mutual Master Services Agreement under which Eco Minerals will serve, subject to vessel availability, as TMC’s exclusive provider of vessel charter and marine survey services, including advanced seafloor mapping, sampling and autonomous survey capabilities. TMC will provide Eco Minerals with environmental and regulatory advisory services, drawing on its offshore assessment and permitting experience. The companies may jointly pursue third-party survey and exploration services opportunities. The agreement builds on an existing memorandum of understanding identifying TMC as a potential processing partner for Eco Minerals, subject to a standards-compliant prefeasibility study, due diligence, definitive agreements and required regulatory approvals.

Industry Update

TMCR Royalty Interest Mesabi Metallics Confirms $15 Billion Investment in Largest Steel Complex in U.S. History

On September 28, 2026, Mesabi Metallics announced it would invest $15 billion in a new steel complex in Iowa, and an additional $3 billion for the completion of its Iron Range iron ore mine in Minnesota. The Metals Royalty Co. (Nasdaq: TMCR) has a 2.0% Gross Overriding Royalty on the Mesabi Metallics iron ore project. The plant and supporting mine represent a major step toward rebuilding America’s supply chain for steel production, which also requires large quantities of manganese.

TMC USA Partner Mariana Minerals Raises $310 Million Series B

On August 3, 2026, Mariana Minerals announced a $310 million Series B financing led by Khosla Ventures, with participation from Andreessen Horowitz (a16z), Breakthrough Energy Ventures, BHP Ventures, Mitsubishi Corporation and In-Q-Tel, among others. The round brings Mariana’s total parent and project capital raised to approximately $400 million. Mariana’s software-first platform, MarianaOS, is designed to cut traditional project timelines roughly in half. Under the Master Services Agreement it signed with TMC USA in July, Mariana is leading feasibility-level engineering for the first smelting stage at the proposed Brownsville processing site.

Financial Results Overview

At September 30, 2026, we held cash of approximately $79.3 million and had no financial debt. We believe that our cash position will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months.

We reported a net loss of approximately $28.4 million, or $0.06 per share, for the quarter ended September 30, 2026, compared to a net loss of $184.5 million, or $0.46 per share, for the quarter ended September 30, 2025. Exploration and evaluation expenses during the quarter ended September 30, 2026 were $23.5 million compared to $9.6 million for the quarter ended September 30, 2025. The third quarter of 2026 included higher costs to recognize the full charge of ongoing development, operating, and vessel costs, higher share-based compensation expense, an increase in feasibility and prefeasibility study costs and an increase in legal and professional costs related to the project.

General and administrative expenses were $9.5 million for the quarter ended September 30, 2026, compared to $45.7 million for the quarter ended September 30, 2025, due to a $32.7 million lower share-based compensation expense, and a decrease in legal fees.

Conference Call
We will hold a conference call on November 12, 2026, at 4:30 p.m. ET to provide an update on recent corporate developments and third quarter 2026 financial results.

Third Quarter 2026 Conference Call Details

Date:	November 12, 2026

Time:	4:30 p.m. ET

Audio-only Dial-in:	Register Here

Virtual webcast with slides:	Register Here

The virtual webcast will be available for replay on the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts
Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results of TMC may differ from its expectations, estimates, and projections and consequently you should not rely on these forward-looking statements as predictions of future events. These statements may be identified by words such as anticipates, believes, could, estimates, expects, intends, may, plans, possible, potential, should, targets, will, would and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the Company's strategy to pursue exploration and commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the anticipated certification, public notice, public comment, environmental review, including the EIS process, and final determination process for the consolidated application submitted to NOAA under DSHMRA and for the USA-B exploration license application, including the scoping and EIS process initiated by the Notice of Intent; the anticipated scope, timing and outcome of NOAA's review of the consolidated application and the USA-B exploration license application; NOAA's statement in its November 3, 2026 letter that it expects to notify TMC USA of its final determination as to certification by the middle of December 2026; the Company's expectation that a commercial recovery permit, if approved, will be issued in advance of targeted Q4 2027 offshore collection system commissioning; the Company's belief that the rigor of NOAA's review supports the long-term durability and legal defensibility of any licenses or permits issued; the expected development, commissioning and operation of the first commercial nodule collection system under the development and operating agreement with Allseas described in this press release (the “Allseas Agreement”), including the nameplate production capacity of 3.0 million wet tonnes per annum and the expected timing of system commissioning in Q4 2027; the expected design, cost and scope of a capital-light initial production system, including anticipated reductions in capital and operating costs at start-up, the expected addition of a second production vessel and the planned full-capacity conversion of Hidden Gem, the anticipated phased scale-up of production to 12 million wet tonnes per annum in line with market demand and available funding, and the expectation that the long-term production profile described in the Company's technical reports will be preserved; the phased program with Mariana Minerals to advance a proposed U.S.-based nodule processing and refining industry park at the Port of Brownsville, Texas, including the establishment of plant feasibility and design basis and the anticipated benefits of Mariana Minerals' software-first, AI-driven approach to engineering, procurement, construction and plant operations; the status, timing and outcome of funding processes with the U.S. government agencies named in Executive Order 14285 regarding plans to build nodule processing and refining capacity in the United States, and the Company's current intention not to pursue other capital market transactions until one or more of those processes are completed; the Company's belief that its cash on hand and the borrowings available under its credit facilities will be sufficient to meet its working capital and capital expenditure commitments for at least the next twelve months; the anticipated benefits of the Mutual Master Services Agreement with Eco Minerals, including exclusive vessel charter access and survey capabilities, the joint pursuit of third-party opportunities and potential processing collaboration, in each case subject to vessel availability, definitive agreements, government financing and required approvals; the estimated resource potential of the USA-A and USA-B areas, including estimated nodule tonnages and potential exploration upside, and the resource estimates described in the Company's technical reports; the Company's pursuit of complementary processing routes, including the anticipated benefits of its relationship with PAMCO and the negotiation and entry into definitive processing agreements with PAMCO; and the anticipated development of the Mesabi Metallics steel complex and iron ore mine. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the scope, timing and outcome of NOAA's review of the consolidated application and the USA-B exploration license application, including the conduct of the environmental review under the National Environmental Policy Act, the nature and volume of public comments received, the absence of any mandatory statutory deadline under DSHMRA, the risk of further delay and the fact that certification is an intermediate step in NOAA's review that does not constitute approval or issuance of any license or permit; the terms of any exploration license or commercial recovery permit ultimately granted, including the risk that the terms, conditions and restrictions imposed are more restrictive than anticipated; legal challenges in U.S. courts by third parties claiming to be adversely affected or aggrieved by NOAA's actions, including the pending action challenging NOAA's certification of the USA-B exploration license application and the risk that a vacatur of that certification would require further proceedings before a license could be issued; the need for continued U.S. policy support and the effect of shifts in political priorities, legal interpretations or agency leadership, and opposition to deep-seabed mining from governments, non-governmental organizations and other third parties; the ability to obtain an exploitation contract from the International Seabed Authority (“ISA”) or permits from the U.S. government, risks related to the Company's dual-path permitting strategy, the ISA's response to the provisional measures prescribed by the Seabed Disputes Chamber of the International Tribunal for the Law of the Sea and the outcome of the proceedings brought by the Company’s subsidiaries Nauru Ocean Resources Inc. and Tonga Offshore Mining Limited against the ISA; the successful continuation of the Company's alliance with Allseas, including under the Allseas Agreement, and Allseas' ability to perform as expected; the risk that the initial production system does not reduce capital or operating costs as expected and that the addition of a second production vessel and the scale-up of production do not occur on the anticipated timeline or at all; the development, testing, integration, scaling, commissioning and operation of the offshore collection system and its key components; the performance of other contractors and counterparties, including the risks that the Mariana Minerals phased program does not proceed beyond its initial stage or does not establish plant feasibility on acceptable terms and that the definitive agreements contemplated with Eco Minerals are not entered into, and that definitive processing agreements with PAMCO are not entered into in a particular time period or at all; changes in environmental, mining and other applicable laws and regulations; the availability of and access to capital on acceptable terms and the sufficiency of the Company's cash, including for amounts needed to fund its share of costs under the Allseas Agreement, and the Company's dependence on U.S. government funding for a majority of onshore capital spending and the risk that U.S. government funding processes do not result in awards with terms, conditions or contingencies favorable to the Company, and the risk that the Company requires additional capital before those processes are completed; risks related to strategic partnerships and technology sharing; uncertainties relating to processing nodules at commercial scale and to the accuracy of resource estimates; metals price volatility; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2026, in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed on May 14, 2026 and August 13, 2026, respectively, and in the Company's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except share amounts)

(Unaudited)

ASSETS	As at September 30, 2026	As at December 31, 2025
Current
Cash	$79,260	$117,633
Receivables and prepayments	2,394	3,049
	81,654	120,682
Non-current
Exploration assets	42,951	42,951
Equipment	402	519
Software development costs	2,347	2,125
Right-of-use asset	477	1,907
Investments	31,713	13,447
	77,890	60,949

TOTAL ASSETS	$159,544	$181,631

LIABILITIES
Current
Accounts payable and accrued liabilities	$52,581	$46,048
Warrant liability	—	13,351
	52,581	59,399
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	140,000	145,000
	150,675	155,675

TOTAL LIABILITIES	$203,256	$215,074

EQUITY
Common shares (unlimited shares, no par value – issued: 441,291,524 (December 31, 2025–422,966,333))	751,611	681,343
Additional paid-in capital	266,242	237,696
Accumulated other comprehensive loss	(1,203)	(1,203)
Deficit	(1,060,362)	(951,279)
TOTAL EQUITY	(43,712)	(33,443)

TOTAL LIABILITIES AND EQUITY	$159,544	$181,631

TMC the metals company Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss

(in thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Operating expenses
Exploration and evaluation expenses	$23,538	$9,633	$92,883	$29,644
General and administrative expenses	9,506	45,726	45,860	65,705
Operating loss	33,044	55,359	138,743	95,349

Other items
Charge on Allseas settlement	—	—	7,868	—
Naoero and Tonga warrant cost	—	4,977	—	38,056
Equity-accounted investment loss (income)	4,853	492	9,376	438
Gain on dilution of investment	(3,834)	(2,967)	(26,905)	(2,967)
Change in fair value of royalty liability	(5,000)	131,000	(5,000)	131,000
Change in fair value of warrant liability	(527)	(3,852)	(13,351)	12,818
Foreign exchange loss (gain)	(30)	43	(866)	3,599
Interest income	(906)	(1,339)	(3,082)	(1,505)
Fees and interest on borrowings and credit facilities	720	681	2,099	2,535

Loss and comprehensive loss for the period, before tax	$28,320	$184,394	$108,882	$279,323

Income tax expense	41	123	201	123

Net loss and comprehensive loss for the period, after tax	$28,361	$184,517	$109,083	$279,446

Net loss per share
- Basic and diluted	$0.06	$0.46	$0.25	$0.75

Weighted average number of common shares outstanding – basic and diluted	440,992,646	405,506,978	433,563,803	372,713,658

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of U.S. dollars, except share amounts)

(Unaudited)

	Common Shares
Three months ended September 30, 2026	Shares	Amount	Preferred Shares	Special Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
July 1, 2026	433,726,201	$707,361	$—	$—	$298,406	$(1,203)	$(1,032,001)	$(27,437)
Conversion of restricted share units, net of shares withheld for taxes	259,756	1,074	—	—	(1,074)	—	—	—
Allseas obligation settled with equity	7,305,567	43,176	—	—	(43,176)	—	—	—
Share-based compensation and expenses settled with equity	—	—	—	—	12,086	—	—	12,086
Loss for the period	—	—	—	—	—	—	(28,361)	(28,361)
September 30, 2026	441,291,524	$751,611	$—	$—	$266,242	$(1,203)	$(1,060,362)	$(43,712)

	Common Shares
Three months ended September 30, 2025	Shares	Amount	Preferred Shares	Special Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
July 1, 2025	397,155,318	$606,246	$—	$—	$203,181	$(1,203)	$(726,364)	$81,860
Issuance of shares and warrants under 2025 Registered Direct Offering, net of expenses	3,333,334	6,509	—	—	461	—	—	6,970
Exercise of Class A warrants	1,638,270	4,743	—	—	(4,743)	—	—	—
Exercise of Class B warrants	2,525,000	7,778	—	—	(2,778)	—	—	5,000
Conversion of restricted share units, net of shares withheld for taxes	704,491	3,467	—	—	(3,467)	—	—	—
Exercise of stock options	3,498,760	10,110	—	—	(7,989)	—	—	2,121
Naoero and Tonga warrant cost	—	—	—	—	4,977	—	—	4,977
Share-based compensation and expenses settled with equity	—	—	—	—	42,965	—	—	42,965
Loss for the period	—	—	—	—	—	—	(184,517)	(184,517)
September 30, 2025	408,855,173	$638,853	$—	$—	$232,607	$(1,203)	$(910,881)	$(40,624)

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity

(in thousands of U.S. dollars, except share amounts)

(Unaudited)

	Common Shares
Nine months ended September 30, 2026	Shares	Amount	Preferred Shares	Special Shares	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
January 1, 2026	422,966,333	$681,343	$—	$—	$237,696	$(1,203)	$(951,279)	$(33,443)
Conversion of restricted share units, net of shares withheld for taxes	8,949,307	16,762	—	—	(16,762)	—	—	—
Exercise of stock options	2,045,126	10,248	—	—	(7,529)	—	—	2,719
Share purchase under Employee Stock Purchase Plan	25,191	82	—	—	(26)	—	—	56
Allseas obligation settled with equity	7,305,567	43,176	—	—	—	—	—	43,176
Share-based compensation and expenses settled with equity	—	—	—	—	52,863	—	—	52,863
Loss for the period	—	—	—	—	—	—	(109,083)	(109,083)
September 30, 2026	441,291,524	$751,611	$—	$—	$266,242	$(1,203)	$(1,060,362)	$(43,712)

	Common Shares
Nine months ended September 30, 2025	Shares	Amount	Preferred Shares	Special Shares	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
January 1, 2025	340,708,460	$477,217	$—	$—	$138,303	$(1,203)	$(631,435)	$(17,118)
Issuance of shares and warrants to Korea Zinc, net of expenses	19,623,376	71,686	—	—	13,432	—	—	85,118
Issuance of shares and warrants under 2025 Registered Direct Offering, net of expenses	12,333,334	24,149	—	—	12,548	—	—	36,697
Issuance of shares and warrants under 2024 Registered Direct Offering, net of expenses	5,000,000	2,237	—	—	2,763	—	—	5,000
Shares issued from ATM	7,542,996	14,784	—	—	—	—	—	14,784
Exercise of Class A warrants	1,888,270	5,467	—	—	(1,690)	—	—	3,777
Exercise of Class B warrants	7,358,096	14,229	—	—	(6,579)	—	—	7,650
Conversion of restricted share units, net of shares withheld for taxes	10,177,224	17,509	—	—	(17,509)	—	—	—
Exercise of stock options	4,210,884	11,563	—	—	(8,980)	—	—	2,583
Share purchase under Employee Stock Purchase Plan	12,533	12	—	—	(2)	—	—	10
Naoero and Tonga warrant cost	—	—	—	—	38,056	—	—	38,056
Share-based compensation and expenses settled with equity	—	—	—	—	62,265	—	—	62,265
Loss for the period	—	—	—	—	—	—	(279,446)	(279,446)
September 30, 2025	408,855,173	$638,853	$—	$—	$232,607	$(1,203)	$(910,881)	$(40,624)

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(Unaudited)

	Nine months ended September 30, 2026	Nine months ended September 30, 2025
Cash used in operating activities
Loss for the period	$(109,083)	$(279,446)
Items not affecting cash:
Naoero and Tonga warrant cost	—	38,056
Amortization	117	173
Lease expense	1,430	1,430
Allseas obligation settled with equity	35,308	—
Charge on Allseas settlement	7,868	—
Share-based compensation and expenses settled with equity	52,863	62,265
Equity-accounted investment loss (income)	9,376	438
Gain on dilution of investment	(26,905)	(2,967)
Change in fair value of royalty liability	(5,000)	131,000
Change in fair value of warrant liability	(13,351)	12,818
Unrealized foreign exchange movement	(987)	3,451
Interest paid on amounts drawn from credit facilities and short-term debt	—	(823)
Changes in working capital:
Receivables and prepayments	655	284
Accounts payable and accrued liabilities	7,565	1,825
Net cash used in operating activities	(40,144)	(31,496)

Investing activities
Investment in investee	(1,000)	—
Acquisition of equipment and software	(128)	(140)
Proceeds from investee distribution	263	346
Net cash (used in) generated from investing activities	(865)	206

Financing activities
Proceeds from Korea Zinc Private Placement	—	85,165
Proceeds from Registered Direct Offerings	—	42,000
Expenses paid for Registered Direct Offerings	—	(719)
Proceeds from shares issued from ATM	—	14,784
Proceeds from exercise of Class A warrants	—	3,777
Proceeds from exercise of Class B warrants	—	7,650
Repayment of drawn amount on credit facilities	—	(4,275)
Repayment of Allseas Working Capital Loan	—	(7,500)
Proceeds from exercise of stock options	2,719	2,583
Proceeds from Employee Stock Purchase Plan	56	10
Net cash provided by financing activities	2,775	143,475

(Decrease) increase in cash	$(38,234)	$112,185
Impact of exchange rate changes on cash	(139)	(17)
Cash - beginning of period	117,633	3,480
Cash - end of period	$79,260	$115,648